UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013 (September 30, 2013)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2013, Intrexon Corporation (“Intrexon”) entered into a worldwide Exclusive Channel Collaboration Agreement (the “ECC”) with Oragenics, Inc. (“Oragenics”) through which Oragenics may develop and commercialize probiotics, specifically the direct administration to humans of genetically modified probiotics for the treatment of diseases of the oral cavity, throat, sinus and esophagus, including, but not limited to, aphthous stomatitis and Behcet’s disease (the “Field”). Contemporaneously with the entry into the ECC, Intrexon and Oragenics also entered into a Stock Purchase and Issuance Agreement and a First Amendment to the Stock Purchase and Issuance Agreement (together, the “SPIA”) which authorizes the issuance of the Technology Access Shares (as defined below) and the future stock issuance of Oragenics common stock to Intrexon upon the achievement of designated milestones and provides for the purchase by Intrexon of 1,300,000 shares of Oragenics common stock at a price per share of $3.00 in a private placement.

The Exclusive Channel Collaboration Agreement

The ECC governs the “channel collaboration” arrangement in which Oragenics will use Intrexon’s proprietary technology relating to the identification, design and production of genetically modified cells, DNA vectors and in vivo control of expression (the “Intrexon Technology”).

The ECC provides for the establishment of committees composed of Oragenics and Intrexon representatives that will govern activities in the areas of project establishment, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts and intellectual property.

The ECC grants Oragenics an exclusive worldwide license to utilize the Intrexon Technology to develop and commercialize probiotics in the Field.

Under the ECC, and subject to certain exceptions, Oragenics is responsible for, among other things, funding the further anticipated development of probiotics toward the goal of commercialization, conducting preclinical and clinical development of candidate probiotics, as well as for other aspects of manufacturing and the commercialization of the product(s). Among other things, Intrexon is responsible for technology discovery efforts, cell-engineering development, and certain aspects of the manufacturing process.

Oragenics will pay Intrexon 10% of the net sales derived from the sale of products developed from the exclusive channel collaboration.

Oragenics has also agreed to make certain payments to Intrexon upon Oragenics’ achievement of designated milestones in the form of shares of Oragenics common stock or, at Oragenics’ option, make a cash payment to Intrexon (based upon the fair market value of the shares otherwise required to be issued). The Commercialization Milestone Events (as defined in the ECC) and amounts payable (each such amount, a “Commercialization Milestone Payment”) are as follows: (i) $2,000,000 within 30 days of the first instance of the achievement of the first dosing of a patient by or on behalf of Oragenics, or an Affiliate (as defined in the ECC) or permitted sublicensee of Oragenics, in a phase II clinical trial, whether such occurs in the United States of America under the jurisdiction of the U.S. Food and Drug Administration (the “FDA”) or elsewhere under the jurisdiction of a foreign regulatory agency, for an Oragenics Product; (ii) $5,000,000 within 30 days of the first instance of the achievement of the meeting of the primary endpoint by or on behalf of Oragenics, or an Affiliate or permitted sublicensee of Oragenics, in a phase III clinical trial, whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency, for an Oragenics Product; (iii) $10,000,000 within 30 days of the first instance of the achievement of the first to occur of (a) the First Commercial Sale (as defined in the ECC) of an Oragenics Product anywhere in the world, or (b) the approval of a New Drug Application (as defined in the ECC) for an Oragenics Product by the FDA or equivalent regulatory action in a foreign jurisdiction.

In the event that Oragenics consummates a Company Sale (as defined in the ECC) prior to paying to Intrexon any one or more of the respective Commercialization Milestone Payments and the ECC is transferred or assigned to the buyer in connection with such Company Sale, then all subsequent payments for Commercialization Milestone Events shall thereafter each be payable only in cash to Intrexon.

Oragenics may voluntarily terminate the ECC upon 90 days’ written notice to Intrexon. Intrexon may also terminate the ECC if Oragenics breaches and fails to cure the breach within 60 days or Oragenics does not pursue development of the probiotics identified by Intrexon as a Superior Therapy (as defined in the ECC).

Upon termination of the ECC, Oragenics may continue to develop and commercialize any Oragenics Product (as defined in the ECC) that, at the time of termination that satisfies at least one of the following criteria (i) the particular Oragenics Product is being sold by Oragenics triggering profit sharing payments under the ECC to Intrexon; (ii) the particular Oragenics Product has received regulatory approval; (iii) the particular Oragenics Product is a subject of an application for regulatory approval in the Field covered by the ECC that is pending before the applicable regulatory authority; and (iv) the particular Oragenics Product is the subject of at least an ongoing Phase 1, Phase 2 or Phase 3 clinical trial in the Field.

The foregoing description of the ECC is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 with portions omitted and filed separately with the Securities and Exchange Commission (the “Commission”) pursuant to a request for confidential treatment. The benefits of the representations and warranties set forth in the ECC are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

The Stock Purchase and Issuance Agreement, as amended by the First Amendment

Pursuant to the SPIA, (i) Oragenics issued to Intrexon 1,348,000 shares of Oragenics common stock (the “Technology Access Shares”), in consideration for the execution and delivery of the ECC and (ii) Oragenics sold to Intrexon 1,300,000 shares of Oragenics common stock at a price per share of $3.00 for gross proceeds of $3,900,000.

Oragenics also issued a Convertible Promissory Note to Intrexon in the principal amount of $1,956,000 (the “Convertible Note”) which is payable, at Oragenics’ option, in cash or shares of Oragenics common stock. The Convertible Note matures on December 31, 2013 and requires Oragenics to obtain shareholder approval prior to conversion. The conversion price is equal to the closing price of Oragenics common stock on the last trading day immediately prior to the date of conversion. The Technology Access Shares together with the Convertible Note constitute the Technology Access Fee provided for in the ECC.

The SPIA contains a standstill provision pursuant to which, among other things, Intrexon has agreed that, for a period of three years, subject to certain exceptions and unless invited in writing by Oragenics to do so, neither Intrexon nor its affiliates will, directly or indirectly: (i) effect or seek, initiate, offer or propose to effect, or cause or participate in any acquisition of securities or assets of Oragenics; any tender or exchange offer, merger, consolidation or other business combination involving Oragenics; any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Oragenics; or any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of Oragenics, or in any way advise or, assist any other person in doing so; (ii) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any securities of Oragenics; (iii) otherwise act to seek to control or influence the management, Board of Directors or policies of Oragenics; (iv) take any action reasonably expected to force Oragenics to make a public announcement regarding any such matters; or (v) enter into any agreements, discussions or arrangements with any third party with respect to any of the foregoing.

The foregoing description of the SPIA and the Convertible Note is qualified in its entirety by reference to such documents which are filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report and incorporated herein by reference. The benefits of the representations and warranties set forth in the SPIA are intended to be relied upon by the parties to such agreements only and, except as otherwise expressly provided therein, do not constitute continuing representations and warranties to any other party or for any other purpose.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exclusive Channel Collaboration Agreement, dated as of September 30, 2013, by and between Intrexon Corporation and Oragenics, Inc.*

10.2	Stock Purchase and Issuance Agreement, dated as of September 30, 2013, by and between Intrexon Corporation and Oragenics, Inc.

10.3	First Amendment to the Stock Purchase and Issuance Agreement, dated as of September 30, 2013, by and between Intrexon Corporation and Oragenics, Inc.

10.4	Convertible Promissory Note, dated September 30, 2013.

*	Confidential treatment has been requested for the redacted portions of this exhibit pursuant to Rule 24b-2 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2013

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exclusive Channel Collaboration Agreement, dated as of September 30, 2013, by and between Intrexon Corporation and Oragenics, Inc.*

10.2	Stock Purchase and Issuance Agreement, dated as of September 30, 2013, by and between Intrexon Corporation and Oragenics, Inc.

10.3	First Amendment to the Stock Purchase and Issuance Agreement, dated as of September 30, 2013, by and between Intrexon Corporation and Oragenics, Inc.

10.4	Convertible Promissory Note, dated September 30, 2013.

*	Confidential treatment has been requested for the redacted portions of this exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.